Exhibit 10.14(a)

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”), dated as of September 8, 2023, is entered into by and among Sachem Capital Corp., a New York corporation (the “Borrower”), each lender from time to time a party hereto (collectively, the “Lenders” and individually a “Lender”) and Needham Bank, a Massachusetts co-operative bank (“Needham”), in its capacity as administrative agent (the “Administrative Agent”), to amend that certain Credit and Security Agreement, dated as of March 2, 2023, among the Borrower, the Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.

WHEREAS, the Borrower have requested that the Maximum Revolving Loan Commitment be increased from $45,000,000.00 to $65,000,000.00, in accordance with Section 2.16 of the Credit Agreement, and that Needham Bank, in its capacity as a Lender, increase its Commitment correspondingly; and

WHEREAS, Needham Bank has agreed to accommodate such request on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Increased Commitment; Reduction in Accordion.  The parties acknowledge that the Maximum Revolving Loan Commitment is increased from $45,000,000.00 to $65,000,000.00.  Needham Bank, in its capacity as a Lender, agrees to increase its Commitment from $45,000,000.00 to $65,000,000.00.  The Borrower acknowledges that its ability to request additional increases to the Maximum Revolving Commitment pursuant to Section 2.16 of the Credit Agreement is reduced from $30,000,000.00 to $10,000,000.00.  In furtherance of the foregoing:

(a)The following is added in appropriate alphabetical order as new defined term to Section 1.1 of the Credit Agreement:

“’First Amendment Date’ means September 8, 2023, which is the date of the First Amendment to Credit and Security Agreement among the Borrower, the Lenders and the Agent.”

(b)The definition of Maximum Revolving Loan Commitment in Section 1.1 of the Credit Agreement is hereby replaced in its entirety with the following:

“’Maximum Revolving Loan Commitment’ means the aggregate Commitments of the Lenders.  As of the First Amendment Date, the Maximum Revolving Loan Commitment is Sixty-Five Million and 00/100 ($65,000,000.00) US Dollars.’

(c)Exhibit D to the Credit Agreement is hereby replaced in its entirety with Exhibit D attached hereto.

2.Commitment Fee.  In consideration of Needham Bank’s agreement to increase its Commitment as described in this Amendment, the Borrower shall pay to Needham Bank a commitment fee in the amount of $100,000.00, which fee shall be due and payable, and shall be deemed to be nonrefundable, on the date hereof.

3.Minimum Assigned Loan Balance.  Section 2.8 of the Credit Agreement, which currently states “Intentionally Omitted,” is replaced in its entirety with the following:

“2.8If at any time the aggregate outstanding principal balance of the Assigned Loans is less than $30,000,000.00, then the Borrower shall, within five (5) Business Days after Borrower becomes aware of such deficiency (whether on its own or as a result of receipt of written notice from Lender), deliver to the Administrative Agent Collateral Assignment Documents with respect to additional Assigned Loans having an aggregate outstanding principal balance at least equal to the deficiency.”

4.Depository Relationship and Cash Management Business.  Section 5.4(b) of the Credit Agreement is replaced in its entirety with the following:

“(b)No later than January 1, 2024, open and thereafter maintain (and cause its Subsidiaries to open and thereafter maintain), all of its and their deposit, operating and other bank accounts with the Administrative Agent and utilize (and cause its Subsidiaries to utilize) the Administrative Agent’s cash management services for all of its and their cash management requirements.”

5.Ratification of Obligations.  The Borrower acknowledges and agrees that: (i) it is liable for all Obligations; (ii) such Obligations are the valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the Loan Documents; (iii) as of the date hereof, the Borrower has no defenses, offsets, or counterclaims to the repayment or performance of such Obligations; and (iv) except as amended hereby, the Loan Documents and each provision thereof are hereby ratified and confirmed in every respect.

6.No Defaults.  The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, no Default or Event of Default (as defined in the Credit Agreement) has occurred and is continuing or will result from the execution and delivery of this Amendment.

7.Confirmation of Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower affirms and restates as of the date thereof and hereof each of its representations and warranties contained in the Loan Documents.

8.Additional Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that the execution, delivery and performance of this Amendment: (i) have been duly authorized by all requisite corporate action by the Borrower; (ii) do not require the consent of any party (including, without limitation, any stockholders or creditors of the Borrower); (iii) will not (A) violate any law or regulation or the charters, by-laws or similar constituent documents of the Borrower, (B) violate any order of any court, tribunal or governmental agency binding on the Borrower or any of its properties, or (C) violate or constitute (after due notice or lapse of time or both) a default under any indenture, agreement, license or other instrument or contract to which the Borrower is a party or by which it or any of its properties are bound; and (iv) do not require any filing or registration with, or any permit, license, consent or approval from, any governmental agency or regulatory authority.

9.No Waiver or Amendment.  Except as expressly contemplated hereby, this Amendment shall not be deemed to be a waiver of any Defaults or Events of Default that may exist under the Loan Documents, nor a waiver or amendment of any term or condition set forth in the Loan Documents.

10.Conditions Precedent.  The effectiveness of this Amendment is subject to receipt by the Administrative Lender and Needham Bank, as applicable, of (a) an original counterpart of this Amendment, executed by the Borrower, (b) the commitment fee described in Section 2 hereof, and (c) an allonge to Needham Bank’s Note, increasing the principal amount thereof, effective as of the date hereof, to $65,000,000.00.

11.Counterparts.  This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

12.Amendment as Loan Document; Conflicts.  This Amendment constitutes a Loan Document under and as defined in the Credit Agreement.  This Amendment shall be governed by the provisions of the Credit Agreement pertaining to governing law, jurisdiction and forum, and waiver of jury trial, each of which is expressly incorporated herein by reference.  In the event of any conflict between any provision of this Amendment and the other Loan Documents, it is the express and absolute understanding and agreement of the parties that this Amendment shall be interpreted so as to be consistent with the other Loan Documents and to give full effect to the rights granted to the Lenders and the Agent herein and therein.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit and Security Agreement to be executed under seal by their respective duly authorized officers as of the date first above written.

Sachem Capital Corp., as the Borrower

By:	/s/ John L. Villano
Name:	John L. Villano
Title:	Chief Executive Officer

Needham Bank, as the Administrative Agent and the sole Lender as of the date hereof

By:	/s/ Blake T. Bamford
Name:	Blake T. Bamford
Title:	Senior Vice President

Signature Page to First Amendment to Credit and Security Agreement

EXHIBIT D

Commitments and Share

Lender	Commitment	Share
Needham Bank	$65,000,000.00	100.00%
Maximum Revolving Loan Commitment:	$65,000,000.00